                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                           HERITAGE OAKS BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                              HERITAGE OAKS BANCORP
                                 545 12TH STREET
                          PASO ROBLES, CALIFORNIA 93446


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 24, 2001
                                    7:00 P.M.

TO THE SHAREHOLDERS OF HERITAGE OAKS BANCORP:

         NOTICE IS HEREBY GIVEN that pursuant to its Bylaws and the call of its Board of Directors, the 2001 Annual Meeting of Shareholders (the "Meeting") of Heritage Oaks Bancorp ("Company") will be held at the Company's office at 545 12th Street, Paso Robles, California 93446 on Thursday, May 24, 2001 at 7:00 p.m. local time for the purpose of considering and voting on the following matters:

         1. ELECTION OF DIRECTORS. To elect ten (10) persons to the Board of Directors of the Company to serve until the 2002 Annual Meeting of Shareholders and until their successors are elected and have qualified. The following persons have been nominated by the Company for election:

                        Dr. B. R. Bryant                   Donald H. Campbell
                        Kenneth L. Dewar                   Dolores T. Lacey
                        Merle F. Miller                    Michael J. Morris
                        John Palla                         Ole K. Viborg
                        Lawrence P. Ward                   David Weyrich

         2. To ratify the appointment of Vavrinek, Trine, Day & Co. LLP as the Company's independent accountants for the 2001 fiscal year.

         3. OTHER BUSINESS. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

         Only those shareholders of record at the close of business on April 2, 2001 will be entitled to notice of and to vote at the Meeting.

         In connection with nominations for directors, Section 1.10 of the Company's Bylaws provides:

         "Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any Shareholder of any outstanding class of capital stock of the Company entitled to vote for the election of directors provided that a notice of intention to make nominations is made in the form and manner specified in this paragraph. Notice of intention to make any nominations other than by the Board of Directors shall be made in writing and shall be delivered or mailed to the President of the Company not later than the close of business on the day which is at least ten (10) days before the date of any meeting of Shareholders called for the election of Directors. Said notification shall contain the following information to the extent known to the person making the nomination: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Company owned by each proposed nominee; (d) the name and address of the person making the nominations; and (e) the number of shares of capital stock of the Company owned by the said person. Nominations not made in accordance herewith may in the discretion of the Chairman of the meeting be disregarded and upon the Chairman's instruction, the inspector of elections can disregard all votes cast for each such nominee. Notwithstanding anything in this paragraph to the contrary, a written notice of intention to make a nomination as provided herein shall not be required unless the notice to Shareholders of any meeting at which Directors are to be elected is mailed at least ten (10) days prior to the date last available to the Shareholder for delivery or mailing to the President of the Company of the notice required herein. A copy of this paragraph shall be set forth in a notice to Shareholders of any meeting at which Directors are to be elected."

         IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. IF YOU DO NOT ATTEND THE MEETING, YOU MAY REVOKE THE PROXY PRIOR TO THE TIME IT IS VOTED BY NOTIFYING THE CORPORATE SECRETARY IN WRITING TO THAT EFFECT OR BY FILING A LATER DATED PROXY.

         IN ORDER TO FACILITATE THE PROVISION OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.


         Dated: April 6, 2001               BY ORDER OF THE BOARD OF DIRECTORS

                                                     Gwen R. Pelfrey
                                                     Secretary

Mailed to Shareholders
on or about April 13, 2001

                              HERITAGE OAKS BANCORP

                                 PROXY STATEMENT

INFORMATION CONCERNING THE SOLICITATION

         This Proxy Statement is being furnished to the shareholders of Heritage Oaks Bancorp, a California corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders to be held at 545 12th Street, Paso Robles, California on Thursday, May 24, 2001 at 7:00 p.m. local time (the "Meeting"). Only shareholders of record on April 2, 2001 (the "Record Date") will be entitled to notice of the Meeting and to vote at the Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to be voted 1,295,145 shares of its no par value Common Stock (the "Common Stock").

         Shareholders are entitled to one vote for each share held, except that for the election of directors each shareholder has cumulative voting rights and is entitled to as many votes as shall equal the number of shares held by such shareholder multiplied by the number of directors to be elected. Each shareholder may cast all his or her votes for a single candidate or distribute such votes among any or all of the candidates as he or she chooses. However, no shareholder shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of stock held by such shareholder) unless such candidate's name has been placed in nomination prior to the voting and the shareholder has given notice at the Meeting prior to the voting of the shareholder's intention to cumulate his or her votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Prior to voting, an opportunity will be given for shareholders or their proxies at the Meeting to announce their intention to cumulate their votes. The proxy holders are given, under the terms of the proxy, discretionary authority to cumulate votes on shares for which they hold a proxy.

         Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke that proxy prior to its exercise. The proxy may be revoked prior to the Meeting by delivering to the Secretary of the Company either a written instrument revoking the proxy or a duly executed proxy bearing a later date. The proxy may also be revoked by the shareholder by attending and voting at the Meeting.

         Votes cast by proxy or in person at the Meeting will be counted by the Inspectors of Election for the Meeting. The Inspectors will treat abstentions and "broker non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power under applicable rules of the stock exchange or other self regulatory organization of which the broker or nominee is a member) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and "broker non-votes" will not be counted as shares voted for purposes of determining the outcome of any matter as may properly come before the Meeting.

         Unless otherwise instructed, each valid proxy returned which is not revoked will be voted in the election of directors "FOR" the nominees of the Board of Directors, "FOR" the ratification of accountants, and, at the proxy holders' discretion, on such other matters, if any, which may properly come before the Meeting (including any proposal to postpone or adjourn the Meeting).

         The Company will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to shareholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and regular employees of the Company and its subsidiary, Heritage Oaks Bank (the "Bank"), may (without additional compensation) solicit proxies by telephone or personal interview, the costs of which will be borne by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         As of March 1, 2001, no individual known to the Company owned more than five percent (5%) of the outstanding shares of its Common Stock except as described below.

Name and Address(1)        Amount and Nature of             Percent
of Beneficial Owner        Beneficial Ownership(2)         of Class(3)
---------------------       ----------------------         ------------
Dr. B.R. Bryant                    97,768                      7.98%

Merle F. Miller                    88,351                      7.21%

John Palla                         63,014                      5.14%

Ole K. Viborg                     100,817                      8.23%

Lawrence P. Ward                   69,520                      5.68%

David Weyrich                     120,358                      9.76%

(1) Except as otherwise indicated, the address for all persons listed is c/o Heritage Oaks Bancorp, 545 12th Street, Paso Robles, California, 93446.

(2) For information concerning the amount and nature of beneficial ownership, see "Security Ownership of Management."

(3) Including shares of Common Stock subject to stock options exercisable within 60 days of the Record Date.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information as of March 1, 2001, concerning the equity ownership of the Company's directors/nominees and the executive officers named in the Summary Compensation Table, and directors and executive officers(1) as a group. Unless otherwise indicated in the notes to the table below, each director and executive officer listed below possesses sole voting power and sole investment power for the shares of the Company's Common Stock listed below. All of the shares shown in the following table are owned both of record and beneficially except as indicated in the notes to the table. The Company has only one class of shares outstanding, Common Stock.


Name and Address(2)         Amount and Nature of               Percent
of Beneficial Owner         Beneficial Ownership              of Class(3)
----------------------     ---------------------             -------------
Dr. B.R. Bryant                   97,768(4)                      7.98%

Donald H. Campbell                27,843(5)                      2.27%

Kenneth L. Dewar                   3,158(6)                      *

Dolores T. Lacey                   8,129(7)                      *

Merle F. Miller                   88,351(8)                      7.21%

Michael Morris                     1,400(9)                      *

John Palla                        63,014(10)                     5.14%

Ole K. Viborg                    100,817(11)                     8.23%

Lawrence P. Ward                  69,520(12)                     5.68%

David Weyrich                    120,358                         9.76%

Margaret Torres                    6,552(3)                      *

Gwen R. Pelfrey                   13,716(3)                      1.12%

Paul Tognazzini                   14,572(3)                      1.19%

All directors, nominees,
and executive officers
of the Company
as a group (13 persons)          615,198                        50.20%

-----------
* Less than 1%.

(1) As used throughout this Proxy Statement, the term "executive officer" means the President and Chief Executive Officer, the Executive Vice President and Chief Administrative Officer, Executive Vice President and Chief Lending Officer and the Executive Vice President and Chief Financial Officer. The Chairman of the Board, the Vice Chairman of the Board, the Corporate Secretary and the Company's other officers are not treated as executive officers of the Company.

(2) The address for all persons listed is c/o Heritage Oaks Bancorp, 545 12th Street, Paso Robles, California, 93446.

(3) Includes shares of Common Stock subject to stock options exercisable within 60 days of the Record Date.

(4) Includes shares of Common Stock held by Dr. Bryant and his spouse as trustees of a family trust and shares of Common Stock subject to stock options exercisable within 60 days of the Record Date.

(5) Includes shares of Common Stock owned jointly with Mr. Campbell's spouse under a profit sharing trust, and shares of Common Stock subject to stock options exercisable within 60 days of the Record Date.

(6) Includes shares of Common Stock owned jointly with Mr. Dewar's spouse and shares of Common Stocks subject to stock options exercisable within 60 days of Record Date.

(7) Includes shares of Common Stock owned jointly with Mrs. Lacey's spouse and shares of common stock options excisable within 60 days of the Record Date.

(8) Includes shares of Common Stock held by Mr. Miller and his spouse as trustees of a family trust, shares held in a rollover IRA account and shares of Common Stock subject to stock options exercisable within 60 days of the Record Date.

(9) Includes shares of Common Stock of owned jointly with Mr. Morris's spouse and shares of common stock options excisable within 60 days of the Record Date.

(10) Includes shares of Common Stock held by Mr. Palla and his spouse as trustees of a family trust and shares of common stock subject to stock options exercisable within 60 days of the Record Date.

(11) Includes shares of Common Stock held by Mr. Viborg and his spouse as trustees of a family trust, shares of Common Stock held by Mr. Viborg in Ole Viborg, Inc., and shares of Common Stock subject to stock options exercisable within 60 days of the Record Date.

(12) Includes shares of Common Stock held by Mr. Ward individually, shares of Common Stock owned jointly with his spouse, and shares of Common Stock subject to stock options exercisable within 60 days of the Record Date.

(13) Includes shares of Common Stock owned individually, shares of common stock owned jointly with his spouse, shares held in a rollover IRA account and shares of common stock options excisable within 60 days of the Record Date.

                                 PROPOSAL NO. 1

                      ELECTION OF DIRECTORS OF THE COMPANY

         The number of directors authorized for election at the Meeting is ten
(10). Management has nominated the ten (10) incumbent directors to serve as the Company's directors. Each director will hold office until the next Annual Meeting of Shareholders and until his successor is elected and qualified.

         All proxies will be voted for the election of the ten (10) nominees listed below recommended by the Board of Directors unless authority to vote for the election of any directors is withheld. The nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Abstentions and votes cast against nominees have no effect on the election of directors. If any of the nominees should unexpectedly decline or be unable to act as a director, their proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named below.

         The following table sets forth certain information as of March 1, 2001, regarding information concerning its Directors and Executive Officers. The Company knows of no arrangements, including any pledge by any person of securities of the Company, the operation of which may, at a subsequent date, result in a change in control of the Company. There is no family relationship between any of the directors or executive officers.



Name                        Age                                Position/Background
----                        ---                                --------------------
Dr. B.R. Bryant              68              Chairman of the Board of Directors of the Company and of the
                                             Bank since November 15, 1994, and 1982, respectively.
                                             Veterinarian; General Contractor dba B.R. Bryant Construction

Donald H. Campbell           60              Vice Chairman of the Board of Directors of the Company and
                                             of the Bank since November 15, 1994, and 1983,
                                             respectively. Owner, El Pomar Vineyard Service.

Kenneth L. Dewar             42              President, J.B. Dewar, Inc. (wholesale petroleum
                                             distribution). Director of the Company and of the Bank since
                                             August 27, 1998.

Dolores T. Lacey             58              Director of the Company and of the Bank since January  23,
                                             1997. Rancher and businesswoman.

Merle F. Miller              64              Director of the Company and of the Bank since November 15,
                                             1994, and 1985, respectively. Rancher; Owner, Golden Hill
                                             Company (land sales and development).

Michael J. Morris            55              Director of the Company and of the Bank since January 26,
                                             2001. Attorney, Chairman of the Board of the law firm of
                                             Andre, Morris & Buttery.

John Palla                   72              Director of the Company and of the Bank since November 15,
                                             1994, and 1985, respectively. Retired (formerly owner of
                                             Palla Equipment, a farm equipment dealership).

Ole K. Viborg                69              Director of the Company since November 15, 1994, and former founding director of the Bank. Owner, Ole Viborg, Inc.
                                             (paving contractor).

Lawrence P. Ward             49              Director, President and Chief Executive Officer of the
                                             Company and of the Bank since November 15, 1994, and January
                                             11, 1993, respectively. President, Chief Executive Officer and Director of Bank of Evergreen, Evergreen, Colorado,
                                             1991-92, and Mountain Valley National Bank, Conifer,
                                             Colorado, 1986-92.

David Weyrich                46              Director of the Company and of the Bank since January 1,
                                             1999. Owner, Martin-Weyrich Winery; CEO, Weyrich
                                             Development; CEO, San Luis Obispo Mortgage; and President of
                                             San Luis Obispo Magazine.

         None of the Company's or the Bank's Directors is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, whose common stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

         The following is a brief account of the business experience for a minimum of five years of each non-director executive officer in addition to their current positions.


         Name                                        Position/Background
         ----                                        -------------------
         Gwen R. Pelfrey                Age: 49. Secretary of the Company and
                                        Secretary, Executive Vice President and
                                        Chief Administrative Officer of the Bank
                                        since November 15, 1994, and October 1987,
                                        respectively.

         Paul Tognazzini                Age: 51. Senior Vice President/Chief Lending
                                        Officer 1990 to 1997. Executive Vice
                                        President/Chief Lending Officer 1997 to present.

         Margaret Torres                Age: 50. Executive Vice President and Chief
                                        Financial Officer of the Company and the
                                        Bank since February, 1999. Executive Vice
                                        President and Chief Financial Officer of
                                        Antelope Valley Bank, 1991-January 1999.

DIRECTORS

COMMITTEES OF THE BOARD OF DIRECTORS

         During 2000, the Company's Board of Directors held nine meetings and the Bank's Board of Directors held 18 meetings.

         The Board of Directors has not established a nominating committee. The functions of the nominating committee are performed by the full Board of Directors.

         The Bank has an Audit Committee, whose members included Messrs. Weyrich (Chairman), Bryant, Campbell, Miller and Palla, each of whom is "Independent" as defined in the NASDAC Listing Standards. The Committee oversees Bank's independent public accountants, analyzes the results of internal and regulatory examinations and monitors the financial and accounting organization and reporting. The Bank's Audit Committee met 12 times in 2000. A copy of the Bank's Audit Committee Report year ended December 31, 2000 is attached as Exhibit A to this Proxy Statement.

         The Bank has a Loan Committee, whose members included Messrs. Miller (Chairman), Bryant, Palla, Ward and Campbell, with Ms. Lacey as an alternate, which has responsibility for reviewing loans made by management, establishing loan policy and approving certain size and types of loans as specified in the Bank's loan policy. The Loan Committee met 48 times in 2000.

         The Bank has a Personnel Committee, whose members included Ms. Lacey (Chairperson) and Messrs. Bryant, Miller and Ward, which has responsibility for reviewing and establishing compensation and benefits for all officers and employees. The Personnel Committee met four times in 2000.

         The Bank has an Investment/Asset-Liability Committee whose members include Messrs. Campbell (Chairman), Bryant, Dewar, Palla, Ward and Weyrich. This committee reviews asset/liability information each quarter, and administers and reviews the Bank's strategies for asset/liability management. The committee met 12 times in 2000.

         The Bank has an EFT Committee whose members include Messrs. Palla (Chairman), Bryant, Miller, Ward and Ms. Lacey. This committee is responsible for reviewing the bank's electronic funds, ATM, and technology policies. The committee met two times in 2000.

         The Bank has a CRA Compliance Committee whose members include Ms. Lacey (Chairperson), Messrs. Bryant, Campbell, Palla, and Ward. The committee reviews the Bank's CRA materials and the Bank's CRA investments, loans and community involvement. The committee discusses community needs and develops and oversees the implementation of programs that address those needs. The committee met three times in 2000.

         The Bank has a Marketing Committee whose members include Messrs. Dewar (Chairman), Bryant, Ward, Campbell and Ms. Lacey. The committee reviews the Bank's marketing policies and strategies. The committee met three times in 2000.

         During 2000 all directors in the aggregate attended at least seventy-five percent (75%) of all meetings of the Company's Board of Directors and of meetings of the Bank's committees on which they served.

COMPENSATION OF DIRECTORS

         Directors receive no compensation from the Company.

         Directors' fees are paid by the Bank. The Chairman of the Board of Directors was paid a retainer of $1,350 per month, which was increased to $2,000 per month effective June 1, 2000 and all other non-employee directors received a retainer of $1,250 per month during 2000. The chairman of each committee received $125 for each committee meeting attended during 2000. All other non-employee directors received $100 for each committee meeting attended during the year. The total amount of fees paid to directors as retainers and for attendance at Board and committee meetings during 2000 was $169,295.

         The Directors also participate in the Company's Stock Option Plan. During 2000 no directors were granted options pursuant to the 1997 Stock Option Plan.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         Set forth below is the summary compensation paid or accrued during 1998-2000 to Lawrence P. Ward, Margaret Torres, Gwen R. Pelfrey and Paul Tognazzini, the only executive officers of the Company or the Bank to receive total annual salary and bonus of more than $100,000 during 2000.

                         SUMMARY COMPENSATION TABLE



                                                                                      LONG TERM COMPENSATION
                PAYOUTS                  ANNUAL COMPENSATION                                  AWARDS
---------------------------------   -----------------------------------    ----------------------------------------------
        (a)                   (b)     (c)          (d)          (e)            (f)         (g)        (h)         (i)
     Name and                Year   Salary        Bonus       Other        Restricted  Securities    LTIP      All Other
Principal Position                  ($) (1)      ($) (2)      Annual          Stock    Underlying   Payouts    Compen-
                                                 Compen-     Award(s)        Options/      ($)                  sation
                                                sation $        ($)         SARs (#)                            ($) (5)
                                                                (3)           (4)
-------------------------------------------------------------------------------------------------------------------------
Lawrence P. Ward              2000    $146,417     $81,225      $7,200            -           -          -        $35,290
President and Chief           1999    $139,375     $33,615      $7,200            -           -          -        $32,594
Executive Officer             1998    $131,875     $45,073      $7,200            -           -          -        $30,539

Margaret Torres               2000    $107,198     $25,000      $3,600            -           -          -        $18,513
Executive Vice President and  1999    $ 93,958     $20,000      $3,300            -           -          -        $12,473
Chief Financial Officer       1998         N/A         N/A         N/A            -           -          -        $ 0

Gwen R. Pelfrey               2000    $ 95,373     $25,289      $ 0 -             -           -          -        $17,489
Executive Vice President and  1999    $ 91,018     $12,000      $ 0 -             -           -          -        $16,083
Chief Administrative Officer  1998    $ 79,954     $16,000      $ 0 -             -           -          -        $14,558

Paul Tognazzini               2000    $ 88,919     $38,870      $3,600            -           -          -        $18,017
Executive Vice President and  1999    $ 82,818     $21,894      $3,600            -           -          -        $17,358
Chief Lending Officer         1998    $ 78,107     $16,000      $3,600            -           -          -        $16,638

(1) Amounts shown include cash and non-cash compensation earned and received as well as amounts earned but deferred at the election of those officers under the 401(k) Plan.

(2) Amount shown as bonus payments were earned in the year indicated but not paid until the first quarter of the next fiscal year.

(3)      Represents auto allowance for Mr. Ward, Ms. Torres and Mr. Tognazzini.

(4) The Company has a 1990 Stock Option Plan (the "1990 Plan") and a 1997 Stock Option Plan (the "1997 Plan") pursuant to which options are granted to directors and to key, full-time salaried officers and employees of the Company and its subsidiary. Options granted under either the 1990 Plan or the 1997 Plan were either incentive options or non-qualified stock options. Options granted under either the 1990 Plan or the 1997 Plan become exercisable in accordance with a vesting schedule established at the time of grant. Vesting may not extend beyond ten years from the date of grant. Options become fully exercisable upon the sale, merger or consolidation of the Company in which the Company is not a survivor notwithstanding the vesting provisions under either the 1990 Plan or the 1997 Plan. Options granted under the Plans are adjusted to protect against dilution in the event of certain changes in the Company's capitalization, including stock splits and stock dividends. All options granted in the years indicated below to the named executive officers were incentive stock options and have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. As of December 31, 2000 there were no shares remaining in the 1990 Plan. In 1999, the Company amended the 1997 Plan to add 99,254 shares. This was approved by the Shareholders in the May 1999 Shareholder Meeting. At December 31, 2000, 74,873 shares remained available for grant under the 1997 Plan.

(5) Amounts shown for Lawrence P. Ward in 2000 represent $23,716 in salary continuation provision, $1,463 in term life insurance premiums, $7,486 in excess medical insurance premiums and $2,625 in 401(k) matching contributions; the 1999 figures includes $21,900 in salary continuation provision, $1,463 in term life insurance premiums, $6,731 in excess medical insurance premiums and $2,500 in 401(k) matching contributions; and 1998 represent $20,220 in salary continuation provision, $1,463 in term life insurance premiums, $6,249 in excess medical insurance premiums, and $3,087 in 401(k) matching contributions. Amounts shown for Margaret A. Torres in 2000 represent $14,476 in salary continuation provision, $3,499 in excess medical insurance premiums and $538 in 401(k) matching contributions; the figure for 1999 includes $10,152 in salary continuation provision, $2,321 in excess medical insurance premiums. Amounts shown for Gwen R. Pelfrey in 2000 represent $10,664 in salary continuation provision, $4,200 in excess medical insurance premiums, $2,625 in 401(k) matching contributions; the figure for 1999 includes $9,848 in salary continuation provision, $3,960 in excess medical insurance premiums and $2,275 in 401(k) matching contributions; and 1998 represents $9,096 in salary continuation provision, $3,960 in excess medical insurance premiums and $1,502 in 401(k) matching contributions. Amounts shown for Paul Tognazinni in 2000 represent $11,192 in salary continuation provision, $4,200 in excess medical insurance premiums and $2,625 in 401(k) matching contributions; the figure for 1999 includes $10,896 in salary continuation provision, $3,960 in excess medical insurance premiums and $2,500 in 401(k) matching contributions; and 1998 represents $10,058 in salary continuation provision, $3,960 in excess medical insurance premiums and $2,620 in 401(k) matching contributions.

OPTION/SAR GRANTS, EXERCISES AND YEAR-END VALUE TABLE

         The following tables set forth certain information concerning stock option grants and unexercised options held by Lawrence P. Ward, Margaret Torres, Gwen R. Pelfrey and Paul Tognazzini under the 1990 Plan and the 1997 Plan.

AGGREGATED OPTION/SAR GRANTS IN LAST FISCAL YEAR

No stock options were granted during 2000 to any of the officers set forth in the preceding table.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END OPTION/ SAR VALUE


(a)                         (b)                  (c)                (d)                          (e)

                                                             Number of Securities          Value of
                                                                  Underlying             Unexercised
                                                                  Unexercised            In-the-Money
                                                               Options/SARs at           Options/SARs
                                                                   FY-End(#)              at FY-End ($)
                                                Value          ------------------       ------------------
                    Shares Acquired on        Realized            Exercisable/             Exercisable/
 Name                  Exercise(#)             ($)(1)            Unexercisable           Unexercisable(1)
 -----                 ------------           -------          ------------------       ------------------
Lawrence P. Ward           -0-                 $0.00            39,186/13,104            $685,755/$229,320

Margaret Torres            -0-                 $0.00             3,276/13,104             $57,330/$229,320

Gwen R. Pelfrey            -0-                 $0.00              4,423/2,948              $77,403/$51,590

Paul Tognazzini         9,360               $124,830              4,423/2,948              $77,403/$51,590

(1) The aggregate value has been determined based upon the average of the bid and asked prices for the Company's Common Stock at exercise or year-end, minus the exercise price.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

         There are no employment contracts between the Company or the Bank and their executive officers except that the Bank has an employment agreement with Lawrence P. Ward, its President and Chief Executive Officer. In general, the agreement has a three-year term expiring on January 31, 2002, and renews annually unless a party gives written notice to the other within certain time periods. The agreement establishes a base salary in 2000 of $140,000, provides for continuation of participation in the Bank's bonus compensation, 401-K, and executive salary continuation plans. The agreement also provides for payment of life insurance policy premiums and an auto allowance. If the agreement is terminated without cause, Mr. Ward would receive severance pay equal to one year's annual base salary in effect at the date of termination plus one year of insurance payments and auto allowance. In the event of termination during or after a merger or change of control, Mr. Ward would be entitled to severance pay equal to two year's base salary plus one year of insurance payments and auto allowance. In the event of a change of control where Mr. Ward is offered subsequent employment, Mr. Ward would be entitled to severance pay equal to two
(2) years' annual base salary if he is terminated or resigns for good reason. Events that are considered good reason include, but are not limited to, reduction in title, compensation, demotion, or expanded travel.

         Recognizing the importance of building and retaining a competent management team, the Board of Directors purchased life insurance policies on the lives of four key employees, Lawrence Ward, Gwen Pelfrey, Paul Tognazzini and Margaret Torres for the purpose of providing certain death, disability and post-employment/retirement benefits. The Bank is the sole owner and beneficiary of each policy. In order to define the specific death, disability and post-employment/retirement benefits to be provided, the Bank's Board of Directors reviewed and adopted an integrated conditional non-qualified deferred compensation plan provided to the Bank by Bank Compensation Strategies Group. The form of the plan provided has been endorsed by the California Bankers Association, the American Bankers Association, as well as numerous other state banking associations. Under the terms of the plan, differing death, disability and post-employment/retirement benefits are provided to each covered employee. Pursuant to the plan, agreements were entered into between the Bank and each of the four key employees. By defining and increasing, over each employee's term of employment, the amounts each employee will receive upon the occurrence of certain specified events, including formal retirement on or after a specified age, each employee has been given what the Board believes to be a reasonable incentive to remain with the Bank until retirement. While several provisions have been included which will serve to reduce the overall amounts payable, the agreements are expected to provide a maximum annual benefit payment of Sixty Thousand Dollars ($60,000) to Mr. Ward, and Thirty Thousand Dollars ($30,000) to Ms. Pelfrey, Mr. Tognazzini and Ms. Torres. Although the annual benefit amount will typically be paid in equal monthly installments over a fifteen (15) year period, a lesser and defined lump sum payment may be required in the event the employee's employment with the Bank is terminated without cause. In the event of the executive's death, the Bank is obligated to pay any remaining amounts due under the agreement to the executive's spouse or designated beneficiary over the remaining payout period (or in a lump sum, as the case may be). Other events which may also alter when payment of the annual benefit is to begin, and the amount to be paid, include: (i) disability, as defined in the agreement, in which case the employee will begin to receive the defined benefit at the earlier of the defined retirement age or when he is no longer entitled to receive disability benefits under his principal disability insurance policy; and (ii) constructive termination following a change of control, in which case the executive is entitled to all or a portion of the annual benefit depending upon length of service prior to termination. If, however, the executive's employment is terminated for cause, the Bank is released from all payment obligations to the Employee.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and ten percent or more shareholders of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of the Company's equity securities. Officers, directors and ten percent or more shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all Section 16(a) filings requirements applicable to its executive officers, directors and beneficial owners of ten percent or more of the Company's equity securities appear to have been met.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

         There have been no transactions, or series of similar transactions, during 2000, or any currently proposed transaction, or series of similar transactions, to which the Company or the Bank was or is to be a party, in which the amount involved exceeded or will exceed $60,000 and in which any director (or nominee for director) of the Company or the Bank, executive officer of the Company or the Bank, any shareholder owning of record or beneficially 5% or more of the Company's Common Stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest.

INDEBTEDNESS OF MANAGEMENT

         The Company, through the Bank, has had, and expects in the future to have banking transactions in the ordinary course of its business with many of the Company's directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with others. Management believes that in 2000 such transactions comprising loans did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to executive officers of the Company and the Bank are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended, the regulations of the Federal Deposit Insurance Corporation and the California Financial Code.

                                 PROPOSAL NO. 2

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of Vavrinek, Trine, Day & Co. LLP ("Vavrinek") served the Company as independent public accountants for the 2000 fiscal year. Vavrinek has no interest, financial or otherwise, in the Company. The services rendered by Vavrinek during the 2000 fiscal year were audit services, consultation in connection with various accounting matters and preparation of corporation income tax returns. The Board of Directors of the Company approved each professional service rendered by Vavrinek during the 2000 fiscal year. Representatives of Vavrinek are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and respond to appropriate questions.

         The Board of Directors of the Company has selected Vavrinek to serve as the independent public accountants for the 2001 fiscal year and recommend that the shareholders vote "FOR" approval to ratify the selection of Vavrinek as the Company's independent public accountants for the 2001 fiscal year.

AUDIT FEES

The aggregate fees billed to the company by Vavrinek for professional services rendered for the audit of Company's annual financial statements for the most recent fiscal year and the review of Forms 10-QSB for that fiscal year were $49,490.00.

ALL OTHER FEES

The aggregate fees billed by the Company's independent public accountants for all other professional services rendered to Company and the Bank during Company's most recently concluded fiscal year, including tax related services, were $6,340.00.

In the opinion of the Board of Directors, after due consideration of the question, the provision of services as described above to the Company by Vavrinek is fully compatible with maintaining the accountants' independence.

ANNUAL REPORT

         The Annual Report of the Company containing audited financial statements for the fiscal year ended December 31, 2000 is included in this mailing to shareholders.

FORM 10-KSB

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IS AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO GWEN R. PELFREY, SECRETARY, HERITAGE OAKS BANCORP, 545 12TH STREET, PASO ROBLES, CALIFORNIA, 93446.

SHAREHOLDER'S PROPOSALS

         Next year's Annual Meeting of Shareholders will be held on May 23, 2002. The deadline for shareholders to submit proposals for inclusion in the Proxy Statement and form of Proxy for the 2002 Annual Meeting of Shareholders is December 17, 2001. All proposals should be submitted by Certified Mail-Return Receipt Requested, to Gwen R. Pelfrey, Secretary, Heritage Oaks Bancorp, 545 12th Street, Paso Robles, California, 93446.

OTHER MATTERS

         The Board of Directors knows of no other matters that will be brought before the Meeting, but if such matters are properly presented to the Meeting, proxies solicited hereby will be voted in accordance with the discretion of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the Meeting in accordance with the terms of such proxies.

                                                    HERITAGE OAKS BANCORP
Paso Robles, California
April 13, 2001
                                                    By: Gwen R. Pelfrey
                                                    Secretary

                                    EXHIBIT A
                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee ("Committee") of the Board of Directors is composed of five independent directors. The members are: Director Weyrich (Chairman), Bryant, Campbell, Palla and Miller. The Committee held two (2) meetings during 2000.

The Committee oversees the financial reporting process for Heritage Oaks Bancorp ("The Company") on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Committee reviewed the annual financial statements to be included in the Annual Report and Form 10-K.

In accordance with Statements on Accounting Standards (SAS) No. 61, discussions were held with management and the independent auditors regarding the acceptability and the quality of the accounting principals used in the reports. These discussions include the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management discussions made in developing the financial statements. In addition, the Committee has discussed with the independent auditors their independence from Heritage Oaks Bancorp and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1.

The Committee has also met and discussed with management and its independent auditors, issues related to the overall scope and objectives of the audits conducted, the internal controls used by Heritage Oaks Bancorp, and the selection of Heritage Oaks Bancorp's independent auditors.

Pursuant to the review and discussions described above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Reports on Form 10-K for the fiscal year ended December 31, 2000.

Signed and adopted by the Audit Committee this a 28th day of March, 2001.


/s/ DAVID WEYRICH
---------------------------
Committee Chairman


/s/ DR. B.R. BRYANT
---------------------------
Director/Committee Member


/s/ DONALD CAMPBELL
---------------------------
Director/Committee Member


/s/ JOHN PALLA
---------------------------
Director/Committee Member


/s/ MERLE MILLER
---------------------------
Director/Committee Member

                     REVOCABLE PROXY - HERITAGE OAKS BANCORP
                  ANNUAL MEETING OF SHAREHOLDERS - MAY 24, 2001

         The undersigned shareholder(s) of Heritage Oaks Bancorp (the "Company") hereby appoints, constitutes and nominates Donald H. Campbell, David Weyrich and Merle F. Miller, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 545 12th Street, Paso Robles, California on Thursday, May 24, 2001 at 7:00 p.m. local time, and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

         1. ELECTION OF DIRECTORS. To elect the following ten (10) persons to the Board of Directors of the Company to serve until the 2002 Annual Meeting of Shareholders and until their successors are elected and have qualified:

                           Dr. B. R. Bryant          Donald H. Campbell
                           Kenneth L. Dewar          Dolores T. Lacey
                           Merle F. Miller           John Palla
                           Michael J. Morris         Ole K. Viborg
                           Lawrence P. Ward          David Weyrich

  [ ] FOR ALL NOMINEES LISTED ABOVE          [ ] WITHHOLD AUTHORITY TO VOTE
     (EXCEPT AS MARKED TO THE CONTRARY)          FOR ALL NOMINEES LISTED ABOVE

         A SHAREHOLDER MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF SUCH NOMINEE.

         2. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS. To ratify the appointment of Vavrinek, Trine, Day & Co. LLP as the Company's independent accountants for the 2001 fiscal year.

                  / / FOR             / / AGAINST                 / / ABSTAIN

         3. OTHER BUSINESS. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

         The Board of Directors recommends a vote FOR each of the foregoing proposals. If any other business is presented at the Annual Meeting, this Proxy shall be voted in accordance with the discretion of the proxy holders. This Proxy also vests discretionary authority to cumulate votes. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS USE.

Signature(s) ____________________________          Date: _______________________

             ____________________________                _______________________


Number of shares ____________

I (We) will [ ] will not [ ] attend the Annual Meeting in person.


NOTE: Please sign your full name. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.